EXHIBIT 23.3


                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Proxy Statement/Prospectus to the Registration Statement on Form S-1 of our report dated February 22, 1995, on our audits of the consolidated financial statements and financial statement schedules of Piedmont Management Company Inc. and Subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts."




                                                /S/ Coopers & Lybrand L.L.P.

                                                COOPERS & LYBRAND L.L.P.

November 9, 1995
New York, New York